SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 22, 2003


                          ClearOne Communications Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


               UTAH                 0-17219                   87-0398877
-----------------------------   ---------------         ----------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
      of Incorporation)           File Number)          Identification Number)


                  1825 Research Way, Salt Lake City, Utah 84119
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 975-7200
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)



                       ----------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.

On July 22, 2003, Ernst & Young, LLP ("Ernst & Young") was dismissed as the independent accountant for Clear One Communications, Inc. (the "Company"). The decision to dismiss Ernst & Young was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors.

Ernst & Young's reports on the Company's financial statements for the two fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the period from July 1, 2002 through July 21, 2003, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

There were no reportable events during the periods and as specified by Item 304(a)(1)(v) paragraphs A through D of Regulation S-K.

There were no disagreements or reportable events during the periods and as specified by Item 304(b) of Regulation S-K.

As required under the Securities and Exchange Commission regulations, the Company has provided Ernst & Young with a copy of this Item and requested that Ernst & Young furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree.

At this time, the Company has not engaged a new independent accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CLEARONE COMMUNICATIONS INC.
                                    (The Registrant)



July 25, 2003                       By:  George E. Claffey
                                       -----------------------------------------
                                    Its: Chief Financial Officer